SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

POWER SPORTS FACTORY, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	000-25385	41-1853993
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6950 Central Highway, Pennsauken, NJ	08109
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (856) 488-9333

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

We are party to Exclusive Licensing Agreements, dated May 15, 2007 and June 27, 2008, with Andretti IV, LLC, wherein we have been granted the rights to use the “Andretti” name and personal publicity rights of several members of the Andretti family in connection with the branding and sale of our “Andretti/Benelli” line of motor scooters  and our “Andretti/Yamati” line of motor scooters, respectively.

In full settlement of the December 31, 2008/2009 amounts owed under these Exclusive License Agreements, we have agreed with Andretti IV, LLC to:

a.
Pay to Andretti IV, LLC the sum of One Hundred Fifty Thousand Dollars ($150,000), payable $30,000 on October 23, 2009, which payment has been made, $60,000 on or before December 1, 2009, and $60,000 on or before January 1, 2010.

b.	All future payments will be made on a per bike basis of $65 per Andretti bike sold. Payment will be made on a quarterly basis 45 days after the Company closes its financial quarter.

FOR THE FULL TERMS OF THE SETTLEMENT AGREEMENT WITH ANDRETTI IV, LLC, PLEASE REFER TO THE COPY OF THE AGREEMENT FILED AS EXHIBIT 10(k) TO THIS REPORT.

Item 2.04.   Triggering  Events  That  Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

We entered into a Loan and Security Agreement (the “Agreement”), dated January 9, 2009, by and between Power Sports Factory, Inc. and Crossroads Debt LLC (“Crossroads”), pursuant to which  advances to us of approximately $514,000 have been made. The Loan and Security Agreement provides that if we default in the performance of any payment obligation due under this Agreement, that will constitute an Event of Default under the Agreement.  The Agreement  provides  that, upon the occurrence of any Event of Default, Crossroads may declare the Agreement terminated and declare all Obligations under the Agreement to be immediately due and payable. We have not received from Crossroads any declaration of termination of the Agreement or that all Obligations under the Agreement are immediately due and payable, or that it will take any other remedy to which it is entitled under the Agreement upon the occurrence of an Event of Default. We are working with Crossroads to accelerate the liquidation of our inventory and pay the outstanding balance on the Agreement, which was approximately $375,477.22 as of October 19, 2009.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10(k)	Settlement Agreement, dated October 23, 2009, between the Company and Andretti IV, LLC.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

By	/s/ Shawn Landgraf
Shawn Landgraf, Chief Executive Officer

Date: October 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

10(k)	Settlement Agreement, dated October 23, 2009, between the Company and Andretti IV, LLC.